MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES

SUCCESSFUL COMPLETION OF THE INITIAL PHASE OF THE JOINT VENTURE BETWEEN SMC GROUP AND SANLAM INVESTMENTS

New York – July 22, 2009 – Millennium India Acquisition Company, Inc. (“Millennium”) – [NASDAQ: SMCG], a closed-end investment fund focused on emerging market leaders within the fast-growing Indian economy, today announced that its principal investment, SMC Group, had successfully closed the initial phase of the transaction with Sanlam Group, after receiving required regulatory and other approvals in South Africa and India. As previously announced in September 2008, SMC Group entered into joint venture agreements (JV) with Sanlam Investments, the investment arm of South African financial services firm, Sanlam Group, to set up two new businesses in India – a wealth management company and an asset management company, to take advantage of the growth opportunities in India.

SMC Group is one of India’s leading financial services companies, offering institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services.

The Sanlam Group, established in 1918, is one of the leading financial services group in South Africa, with total assets under management and administration of approximatey $50.7 billion.

S.C. Aggarwal, Chairman and managing director, SMC said, "I am pleased as all my colleagues in SMC Group and Sanlam Group are about this landmark deal, which allows us to accelerate our growth into the area of wealth management, a natural step for us as SMC is amongst the largest retail financial services companies in India, presently serving over 550,000 customers. This innovative JV combines the India-centric expertise and reach of SMC with the global strength of Sanlam in the area of wealth management, and is one of the first such deals in this space in India. We have already commenced operations in SMC Wealth Management, and have gathered managed assets of over Rs 80 crore (approximately $16.4 million) over the last few months despite challenging market conditions. We are still awaiting the regulatory license to launch our asset management business with Sanlam. We hope to receive the required approvals within the next 6-9 months, after which we will launch our own family of mutual funds under the SMC umbrella.”

According to Sanlam sources, “This is the first step in our India investment strategy and a springboard for further expansion into the continent. For us it is a bold step into one of the biggest markets in the world and a transaction that is in line with our international expansion strategy of furthering our business scope into promising markets outside of South Africa. SMC is a young and vibrant business with a large client base catering to all classes of investors. Although SMC is well known for its extensive pan-India experience, its personal touch and easy accessibility to investors across the country impressed us. Our projections show that if we capture only between 2 and 5 per cent of the expected $1 trillion market by 2015, our business in India could contribute a significant portion to group profits.”

The deal was made possible through an equity acquisition in SMC group, including warrants, which will ultimately create a 5% equity stake for Sanlam Investments in SMC Group. (For convenience, the exchange rate used is $1 = Rs 48.69, as of July 21, 2009). In the initial phase, Sanlam has invested Rs 36 crore (approximately $7.4 million), acquiring a one percent equity stake in SMC Global Securities, the flagship of the SMC Group, along with warrants to increase its equity stake to five percent, at the same enterprise valuation. Another Rs. 7 crore (approximately $1.4 million) to acquire a one percent  equity with warrants in SAM Global Securities, another group company, now merged in SMC, is pending subject to a minor clarification from India’s Foreign Investment Promotion Board (FIPB). Sanlam Group’s investment in SMC Global Securities could reach Rs. 155 crore (approximately $31.8 million), over the next 12-18 months assuming conversion of warrants into equity.

In addition to the investment in SMC Global Securities, the flagship of the SMC Group, Sanlam has also invested Rs. 30 crore (approximately $6.1 million), picking up a fifty percent stake in SMC Wealth Management. Sanlam has also committed to invest Rs. 30 crore (approximately $6.1 million) acquiring a fifty percent stake in SMC Asset Management, subject to final regulatory approvals being obtained in India to start an Asset Management Company (AMC). The total financial investment by Sanlam Investments on this joint venture with SMC, assuming the warrants are exercised and the new businesses are capitalised, will total approximately $44 million.

F. Jacob Cherian, Chairman and CEO of MIAC said, “The individually strong brands of SMC and Sanlam, coupled with the experienced teams, will set new standards in the financial services space in India and contribute to the success of this new venture in tapping the opportunity. Further, the barriers to entry in this business – SMC has already obtained a host of valuable licenses to run businesses in equities and commodities broking, investment banking, arbitrage, distribution of third-party mutual funds, IPOs and insurance products, and now wealth management – make the investment thesis more compelling. It would take a new entrant several years to obtain the entire suite of licenses that SMC already has, and build the type of pan-India distribution that SMC has with over 1,500 locations in 375 cities across India. With India having over a billion people, a growing middle class and over 80% of India’s GDP driven by domestic demand, SMC’s strategy of increasing financial services and products it provides to a growing middle class throughout India, positions it to take better advantage of this demand."

Suhel Kanuga, President and CFO of MIAC said, “SMC is using the global downturn as an opportunity to prudently grow its business – both organically as well as through partnerships. The Joint Venture with Sanlam deepens SMC’s product capabilities, by leveraging off Sanlam’s recognised strengths in asset management, whereas the alliance with India’s second largest public sector bank, Punjab National Bank, announced in October 2008, allows SMC to deepen its distribution capabilites. PNB has over 40 million account holders, and over 4,000 branches in India, who SMC can target with their state-of-the-art online trading and investment services."

About Sanlam Group

The Sanlam Group, established in 1918, is one of the leading financial services group in South Africa, with total assets under management and administration of approximately $50.7 billion.

Apart from South Africa, Sanlam Group has offices and businesses elsewhere in Africa in Botswana, Zambia, Ghana, Tanzania, Kenya, Nigeria and Namibia as well as in the U.K., New York, Switzerland, Luxembourg, Dublin, India and Australia. The group employs about 11,000 people, excluding advisors, across these countries.

Sanlam Group offers its financial services under four business clusters – retail, investments, short-term insurance and corporate. The group also provides risk management and structured product solutions and associated capital market activities for the South African Savings Industry, Public Sector Enterprises and Corporates. The group also invests in independent entities and intermediary businesses in the financial services industry.

Sanlam Investments, the investment arm of Sanlam Group, comprises 14 specialised investment management businesses each of which is a leader in its area. Key businesses include, Sanlam Investment Management, which is the group’s asset manager, Sanlam Collective Investments, which is the group’s unit trust business and Sanlam Private Investments, the private client business.

Sanlam Private Investments (SPI), is the private client portfolio managemnst and stock broking business in the Group. The Company offers asset management and a wide range of investment services to affluent individuals and other entities with investable assets of more than ZAR 1 million. SPI is a member of both the JSE Securities Exchange and the South Africa Futures Exchange. It provides a wide range of investment services, including domestic and offshore investment portfolios, stock broking and allied services. Specialized investment services like warrants and financial derivative trading and capital guaranteed products, London property products and lending against security of share portfolios are also offered.

SPI also partners with Pictet & Cie, a leading private bank in Switzerland, for exclusive services to Sanlam clients into Swiss investments and private banking services. Pictet has over 500 investment professionals and assets under management in excess of $300 billion. Sanlam also has a majority interest in Principal Investment Holdings U.K., and manages private client assets over $2 billion.

Sanlam Collective Investments (SCI) was established in 1967 as a full Sanlam subsidiary. Sanlam Collective Investments manages funds of about $6 billion on behalf of more than 200,000 investors. Other renowned financial services companies have also partnered with SCI to offer third party funds. In these cases, the third party funds are distributed and promoted by the respective financial services companies, whereas Sanlam Collective Investments is responsible for the client administration and compliance.

SCI, together with Sanlam Investment Management's research personnel utilizes the latest technology to place investors' savings with investment companies of only the highest standing. A range of retail funds are offered to suit different investment needs. This range offers competitive yields, security and value for money to the clients.

More information regarding Sanlam Group can be found at www.sanlam.co.za/eng.

About MIAC

MIAC’s principal asset is its ownership of a 15.3% equity interest in SMC Group. SMC Group is comprised of SMC Global Securities Limited ("SMC") and SAM Global Securities Limited ("SAM"). SAM was successfully amalgamated with SMC through an amalgamation process recently approved by the Indian High Court. More information regarding Millennium India Acquisition Company Inc. can be found at www.milcapital.com.

About SMC Group

Based in New Delhi, SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products. For the year ended March 31, 2009, it was one of the most active trading firms in India, averaging over 325,000 trades per day. SMC Group continues to grow, and has one of the largest retail investor network in India today, serving the needs of 550,000 investors presently. The retail distribution footprint in India has expanded from the last fiscal year, taking the total to over 1,500 locations, as of March 31, 2009. Currently, SMC Group has approximately 4,000+  employees and a rapidly expanding retail distribution network of more than 8,000+ independent financial advisors, in over 375 cities across the India. More information regarding the SMC Group can be found at www.smcindiaonline.com.

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC, SMC Group and the Sanlam Group. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC 's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information about SMC Group is provided by SMC Group and any financial information of SMC Group is prepared by SMC Group and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Further, any information about Sanlam Group is provided by Sanlam Group and any financial information about Sanlam Group is prepared by Sanlam Group. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended.  Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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Contact:

Millennium India Acquisition Company Inc.

330 East 38th Street

New York, NY 10016

contact@milcapital.com